As filed with the Securities and Exchange Commission on June 30, 2003

Registration No. 333- _____

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Georgia-Pacific Corporation (Exact name of Registrant as specified in its charter)
Georgia (State or other jurisdiction of incorporation or organization)		93-0432081 (I.R.S. Employer Identification No.)

133 Peachtree Street, N.E. Atlanta, Georgia (Address of principal executive offices)		30303 (Zip Code)

Georgia-Pacific Corporation Long-Term Incentive Plan (Full title of the plan)

Kenneth F. Khoury, Esq.
Vice President, Deputy General Counsel and Secretary
Georgia-Pacific Corporation
133 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 652-4000
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee

Georgia-Pacific Group Common Stock, par value $.01 per share	3,400,000 shares	$19.24	$65,416,000	$5,292.15

(1)

Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 3,400,000 shares of Georgia-Pacific Group Common Stock in addition to shares previously registered under Registration Statements No. 333-42597 and No. 333-36198.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Georgia-Pacific Corporation Long-Term Incentive Plan.

(3)

Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of $19.73 and $18.74 per share for the Georgia-Pacific Group Common Stock as reported on the New York Stock Exchange on June 27, 2003.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement meets the requirements of use in connection with securities registered under Registration Statements No. 333-42597 and No. 333-36198 on Form S-8.

Part II -- Information Required in the Registration Statement

           This Registration Statement on Form S-8 is being filed to register 3,400,000 additional shares of Georgia-Pacific Group Common Stock, par value $.80 per share (the "Common Stock"), of Georgia-Pacific Corporation (the "Company"), which have been reserved for issuance under the Georgia-Pacific Corporation Long-Term Incentive Plan (the "Plan"). A total of 16,000,000 shares of the Common Stock reserved under the Plan previously have been registered on Registration Statements on Form S-8 (Registration No. 333-42597 and No. 333-36198) (together, the "Plan Registration Statements"). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Plan Registration Statements are hereby incorporated by reference herein, and the opinions and consents listed in Item 8 below are attached hereto.

Item 8.	Exhibits.

	Exhibit No.	Description

	5.1	Opinion of Kenneth F. Khoury, Esq.

	23.1	Consent of Ernst & Young LLP.

	23.2	Consent of Kenneth F. Khoury, Esq. (contained in the Opinion filed as Exhibit 5.1).

	24.1	Powers of Attorney (contained on the signature page).

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SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 30th day of June, 2003.

Georgia-Pacific Corporation By: /s/ DANNY W. HUFF Danny W. Huff Executive Vice President - Finance and Chief Financial Officer

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Kelley and Kenneth F. Khoury, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, their, or his, substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ ALSTON D. CORRELL Alston D. Correll	Chairman and Chief Executive Officer (Principal Executive Officer)	June 30, 2003

/s/ DANNY W. HUFF Danny W. Huff	Executive Vice President - Finance and Chief Financial Officer (Principal Financial Officer)	June 30, 2003

/s/ JAMES E. TERRLL James E. Terrell	Vice President and Controller (Principal Accounting Officer)	June 30, 2003

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Signature	Title	Date

/s/ LEE M. THOMAS Lee M. Thomas	President, Chief Operating Officer and Director	June 30, 2003

/s/ JAMES S. BALLOUN James S. Balloun	Director	June 24, 2003

/s/ BARBARA L. BOWLES Barbara L. Bowles	Director	June 30, 2003

/s/ WORLEY H. CLARK, JR. Worley H. Clark, Jr.	Director	June 30, 2003

/s/ JANE EVANS Jane Evans	Director	June 30, 2003

/s/ DONALD V. FITES Donald V. Fites	Director	June 30, 2003

/s/ RICHARD V. GIORDANO Richard V. Giordano	Director	June 24, 2003

/s/ DAVID R. GOODE David R. Goode	Director	June 30, 2003

/s/ M. DOUGLAS IVESTER M. Douglas Ivester	Director	June 30, 2003

/s/ LOUIS W. SULLIVAN Louis W. Sullivan	Director	June 30, 2003

/s/ JAMES B. WILLIAMS James B. Williams	Director	June 24, 2003

/s/ JOHN D. ZEGLIS John D. Zeglis	Director	June 30, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Kenneth F. Khoury, Esq.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kenneth F. Khoury, Esq. (contained in the Opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (contained on the signature page hereof).

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